                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-60809 on Form S-3 and 033-61073 and 33-61075 on Form S-8 of Commercial Metals Company of our reports dated October 16, 1996, appearing in the Annual Report of Form 10-K of Commercial Metals Company for the year ended August 31, 1996.


Deloitte & Touche LLP

Dallas, Texas
July 29, 1997





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